UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by party other than the registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive additional materials

☐	Soliciting material under Rule 14a-12

180 LIFE SCIENCES CORP.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

CONTROL ID:
180 LIFE SCIENCES CORP.	REQUEST ID:

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS for a Special Meeting of Stockholders
	DATE:	Friday, February 16, 2024
	TIME:	9:00 A.M. pacific time
	LOCATION:	https://agm.issuerdirect.com/atnf

HOW TO REQUEST PAPER COPIES OF OUR MATERIALS

PHONE: Call toll free 1-866-752-8683	FAX: Send this card to 202-521-3464	INTERNET: https://www.iproxydirect.com/atnf and follow the on-screen instructions.	EMAIL: proxy@iproxydirect.com Include your Control ID in your email.

This communication represents a notice to access a more complete set of proxy materials available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: https://www.iproxydirect.com/ATNF

If you want to receive a paper copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request, as instructed above, before February 2, 2024.

you may enter your voting instructions at https://www.iproxydirect.com/ATNF until 11:59 pm Pacific Time February 15, 2024.

The purposes of this meeting are as follows:

1.    To approve an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of the Company’s common stock, par value $0.0001 per share, by a ratio of between one-for-four and one-for-forty, inclusive, with the exact ratio to be set at a whole number to be determined by the Company’s board of directors or a duly authorized committee thereof in its discretion, at any time after approval of the amendment and prior to February 16, 2025 (the “Reverse Split Proposal”);

2.    To approve the adoption of the Second Amendment to the 180 Life Sciences Corp. 2022 Omnibus Incentive Plan;

3.    to approve the issuance of more than 19.99% of the Company’s outstanding common stock upon the exercise of certain warrants (the “Nasdaq Proposal”); and

4.    to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve the Reverse Split Proposal or Nasdaq Proposal.

Pursuant to Securities and Exchange Commission rules, you are receiving this Notice that the proxy materials for the Special Meeting are available on the Internet. Follow the instructions above to view the materials and vote or request printed copies.

The board of directors has fixed the close of business on December 18, 2023, as the record date for the determination of stockholders entitled to receive notice of the Special Meeting and to vote the shares of our common stock and preferred stock, they held on that date at the meeting or any postponement or adjournment of the meeting.

The Board of Directors recommends that you vote ‘for’ all proposals above.

Please note - This is not a Proxy Card - you cannot vote by returning this card

180 Life Sciences Corp. SHAREHOLDER SERVICES 1 Glenwood Avenue Suite 1001 Raleigh NC 27603	FIRST-CLASS MAIL US POSTAGE PAID RALEIGH NC PERMIT # 870

Time Sensitive shareholder information enclosed

IMPORTANT SHAREHOLDER INFORMATION

your vote is important